Exhibit 99.1

1 NASDAQ: CNSP January 2025

Forward Looking Statements 2 This presentation incorporates information from materials filed with the SEC and contains forward - looking statements. All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward - looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward looking statements. We have based these forward - looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short - term and long - term business operations and objectives, and financial needs. These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of most recent Form 10 - K as updated by any subsequent Form 10 - Q filings . It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward looking statements.

Overview Lead Program: Berubicin, a Novel Anthracycline • First drug of its class to appear to cross the blood - brain barrier • A clinical trial designed to be pivotal now fully enrolled • The primary analysis of data in the 1 st half of 2025 • No evidence of cardiotoxicity in hundreds of patients • Developed at MD Anderson Cancer Center – Ranked #1 in Cancer Care in the US Pipeline Expansion with In - License of TPI 287 • Late - stage, novel, blood brain - barrier permeable taxane - derivative (abeotaxane) for treatment of brain malignancies • Studies in over 350 patients to date, include clinical trials as monotherapy and combination with bevacizumab • Orphan Designation for 7 years granting US marketing exclusivity • Fast Track Designation expediting review of data 3

A Focused and Targeted CNS Oncology Pipeline Program Indication Preclinical Phase 1 Phase 2 Phase 3 Highlights Berubicin Glioblastoma Multiforme (GBM) • Study fully enrolled • Primary analysis data expected H1 2025 TPI 287 Glioblastoma Multiforme (GBM) • Recently in - licensed • Plan to engage with regulators to design potential registration study Potentially Pivotal 4

Glioblastoma Multiforme (GBM) The Blood Brain Barrier Limits the Ability of Cancer Therapeutics to Gain Access to Brain Tumors • Passive: Tight junctions protect the brain from harmful substances while allowing essential nutrients to pass through • Active: Efflux transporters actively pump many drugs back into the bloodstream, limiting concentration in the brain 12 – 18 MONTHS Average life expectancy 1 >50,000 New cases in the 8 Major Markets 2 each year 3 $1B+ Global annual sales TMZ Only approved first line drug (off patent 12 years) Most Aggressive, Deadly and Currently Incurable Brain Cancer 5

Berubicin: First - In - Human Trial Design with recurrent or refractory glioblastoma multiforme (GBM) or other primary brain cancers 29 were GBM, 4 AO and 2 AA 35 Subjects DOSE Intravenous berubicin over 2 hours for 3 consecutive days (one course) every 21 days Doses were escalated using an accelerated titration design and ranged from 1 . 2 to 9 . 6 mg/m 2 /day PRIOR THERAPIES The median number of prior therapies was (5) five 71 % of the patients had received at least four prior therapies, including any combination of chemotherapy, radiation and resection 6

Berubicin: Results of Phase 1 Dose - Finding and PK Study 44% of subjects demonstrated “stable disease or better” Two responses with up to 80% tumor shrinkage Extremely well tolerated with a good safety profile (no off - target toxicities) DURABLE COMPLETE RESPONSE (CR) - One subject remains cancer - free ~17 years following treatment Complete Response at 6 - Month Post Treatment* 7

Primary Analysis from Trial Expected 1 st Half 2025 Announced Independent Data Safety Monitoring Board (DSMB) Recommendation on 12/18/23 Continuation of Clinical Trial of Berubicin Without Modification x 45 centers in 5 countries x 252 patients randomized x Pivotal endpoint 6 - 12 months Berubicin Fully Enrolled 252 Subjects BERUBICIN 168 subjects 8 LOMUSTINE 84 subjects Randomized: 2:1 7.1 mg/m2 IV infusion for 2 hours for 3 consecutive days followed by 18 days off study drug Single oral dose of 130 mg/m2 every 6 weeks, or per the full prescribing information

Interim Analysis and Rationale • Independent Data Safety Monitoring Board (DSMB) • Subject matter experts (oncologists, statistician) • Independently oversaw and monitored the clinical trial • Ensured the safety of the patients and the integrity of the data collected • DSMB made informed decisions about continuing, modifying or stopping the trial based on the accumulating safety and efficacy data • Planned interim analysis to reject futility of investigational drug • 07Dec2023 DSMB review of the interim safety and efficacy data • Concluded that CNS201 should be “Continued as planned (without modification)” 9

Berubicin: Next Major Milestone Primary Analysis Planned H1 2025 x Study enrollment complete 10 Patients on treatment and in survival follow - up continue unchanged Meeting with FDA to discuss the program based on the primary analysis Potential approval

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A Much Bigger Story beyond GBM

INDICATION	PATIENT POPULATION	EST. U.S. NEW PATIENTS ANNUALLY	COMMENTS
Primary Brain Tumors	**Relapsed High Grade Gliomas**	**15,000** **$2.3B Market in 2022**	**Existing data in this population**
High Grade Gliomas in Pediatrics	High Grade Gliomas	6,000	High Grade Gliomas are the most common malignant brain tumors in children, and represent the greatest cause of cancer-related deaths under the age of 19
Brain Metastases - Combination with Radiation Therapy	Metastatic Breast Cancer	45,000	Anthracyclines are highly effective against breast cancer and historically used first line Growing trend to treat Her-2+ women with Herceptin without anthracycline to minimize cardiotoxicity Success could drive off-label use in breast cancer patients at risk of developing brain metastases
Primary CNS Lymphoma (PCSNL)	2nd Line After Methotrexate Failure	1,200	Accelerated approval opportunity (no 2nd line therapy) Anthracycline sensitive Small population would make trial a challenge

CNS Pharmaceuticals

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Intellectual Property Orphan Drug Orphan Drug Designation gives marketing exclusivity in US market for 7 - years from approval 12 Upcoming filing after final data in the E.U. for Orphan Drug Designation may provide 10 - years of protection in Europe CNS is exploring potential new patent filings covering manufacturing and other areas and additional Orphan indications New Chemical Entity

Commercial Planning Key Appointment of Amy Mahery to Board of Directors Commercial Strategy Under Development Focus on Hiring the Right People Medical Affairs/Medical Liaisons Product Launch/Commercialization Specialist 13

TPI 287 Late Stage, Novel Blood Brain Barrier Permeable Abeotaxane for Treatment of Brain Malignancies 14

TPI 287: A Novel Taxane Derivative TPI 287 Paclitaxel • Taxanes 15 • A class of chemotherapy that binds to microtubules and prevents them from breaking down normally, which stops cancer cells from dividing • A substrate for P - glycoprotein (Pgp), which is upregulated in cells that become taxane - resistant, and is part of the BBB • TPI 287 • A derivative of taxane (abeotaxane) that is not a substrate for Pgp • Effective in taxane - resistance and able to cross the BBB

Readily Penetrates the Blood Brain Barrier in Animal Models 16

Clinical Trials with TPI 287 Evaluated in multiple Phase 1 and Phase 2 studies Engaging with regulators to advance into registrational study Fast Track Designation Orphan Drug Designation with 7 years market exclusivity in the U.S. ض ض ض ض 17

TPI 287 in Combination with Bevacizumab for the Treatment of Recurrent Glioblastoma Progression - Free Survival Overall Survival Median OS: 13.4 mo [95% C.I. 10.9, 17.9] 12 - month OS: 64% Median PFS: 5.5 mo [95% C.I. 4.1, 8.2] 6 - month PFS: 40% 18

Improved GBM Survival in Combination with Bevacizumab 19 * Graphs represent aggregate data from multiple studies

Management T eam Twenty - one years experience managing the operations, strategies and finances of public and private lifescience companies. PRESIDENT & CHIEF EXECUTIVE OFFICER John M. Climaco, Esq Over 35 years of drug development experience and responsible for the development of Carboplatin, one of the world’s leading cancer drugs, acquired by Bristol - Myers Squibb and with annual sales of over $500 million. Donald Picker, PhD Board certified hematologist/medical oncologist with extensive experience in clinical development of novel therapies for the treatment of cancer. Frm Head Global Clinical Development at Novartis. Sandra L. Silberman, MD, PhD Nearly 20 years of finance and investment banking experience primarily in the healthcare industry Christopher S. Downs, CPA CHIEF SCIENTIFIC OFFICER CHIEF MEDICAL OFFICER CHIEF FINANCIAL OFFICER 20

2025 Milestones Berubicin Primary Analysis H1 2025 Pediatric Pre - Clinical Studies with Berubicin Pre - Clinical Studies with Berubicin Meetings with FDA to Review Strategies for Berubicin and TPI 287 Contract with Key Vendors to Launch TPI 287 Study Transfer of TPI 287 INDs TPI 287 Site Identification Final Protocol for TPI 287 Study 21

Investment Highlights Lead Program: Berubicin, a Novel Anthracycline • First drug of its class to appear to cross the blood - brain barrier • A clinical trial designed to be pivotal now fully enrolled • The primary analysis of data in the 1 st half of 2025 • No evidence of cardiotoxicity in hundreds of patients • Developed at MD Anderson Cancer Center – Ranked #1 in Cancer Care in the US Pipeline Expansion with In - License of TPI 287 • Late - stage, novel, blood brain - barrier permeable taxane - derivative (abeotaxane) for treatment of brain malignancies • Studies in over 350 patients to date, include clinical trials as monotherapy and combination with bevacizumab • Orphan Designation for 7 years granting US marketing exclusivity • Fast Track Designation expediting review of data 22

23 NASDAQ: CNSP Investor &Media Relations: JTC Team, LLC Jenene Thomas 908.824.0775 CNSP@JTCIR.com